UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

NEW MEDIUM ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-51880	11-3502174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 The Vale, London, United Kingdom W3 7QS
(Address of Principal Executive Offices, including Zip Code)

011 44 20 8746 2018
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Directors

New Medium Enterprises Inc announced that in view of the pending listing of the company on a regulated US Exchange, NME has appointed Mr. Lawrence Lichter as a Director and Chair of the Audit Committee and implement Section 404 compliance requirements of the company. The appointment is with effect from September 14, 2007.

This reiterates the Company’s commitment to strengthen its Board and compliance requirements as required by the SEC and a major exchange.

The Board of Directors is very encouraged with the addition of Mr. Lawrence Lichter to the Board of NME and as the Chair of the Audit Committee. His wide experience in this field will add the necessary regulatory environment in the company.

Lawrence Lichter has accomplished many things in his career as a Certified Public Accountant in the United States. He began his career in 1984 with a public accounting firm in Los Angeles. In 1991 he started his own accounting practice and for the last 16 years has worked with clients and consulted with firms internationally regarding their audit, accounting and SEC requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIUM ENTERPRISES, INC.

Date: September 17, 2007	By:	/s/ Mahesh Jayanarayan
Mahesh Jayanarayan
Chief Executive Officer